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                                                                    EXHIBIT 10.4



                                    GUARANTY


         THIS GUARANTY, dated as of 1st day of September, 1998 (as amended from time to time, the "Guaranty"), is entered into by ALFRED E. MANN, an individual ("Guarantor"), in favor of MINIMED INC., a Delaware corporation ("Beneficiary").


                                 R E C I T A L S

         A. Beneficiary intends to enter into a Master Agreement (the "Master Agreement") with Medical Research Group, LLC , a California limited liability company (the "Obligor") providing for Beneficiary and Obligor to execute an Agreement Re Implantable Pump Business, an Implantable Pump License and Distribution Agreement and a Glucose Sensor Option Agreement, all relating to the transfer of Beneficiary's business activities relating to implantable pump systems to Obligor (the "Implantable Pump Documents").

         B. Guarantor is the owner of a substantial equity interest in Obligor and is entering into this Guaranty at the request of the Obligor as an inducement to Beneficiary to enter into the Master Agreement and the Implantable Pump Documents.


                                A G R E E M E N T


         1. Guaranty. Guarantor unconditionally guaranties the performance in full of all of the following (the "Obligations"):

            1.1 the obligations of Obligor pursuant to the representations and warranties set forth in the last sentence of Section 16.1.3 of the Implantable Pump License and Distribution Agreement and Section 13.3 of the Glucose Sensor Option Agreement, as well as the obligations of Obligor to compensate Beneficiary for any loss, cost, liability, obligation or expense (including reasonable attorney's fees) arising out of or relating to the inaccuracy of those representations and warranties, and

            1.2 the payment of all amounts and the performance of all obligations of Obligor under and in connection with the Lease of facilities to be entered into by Obligor with Beneficiary pursuant to
      Section 5 of the Agreement Re Implantable Pump Business concurrently with the execution and delivery of that Agreement (the "Lease"), and

            1.3 the payment of all losses, costs, liabilities, obligations and expenses (including court costs and reasonable attorneys' fees) arising out of or relating to the failure of the Obligor to perform any such obligations in 1.1 and 1.2, including interest that would have accrued on any amount referred to in 1.1, 1.2 or this 1.3. but for the commencement of a case under Title 11 of the United States Code or any successor statute (the "Bankruptcy Code") or any other law governing insolvency, bankruptcy, reorganization, liquidation or similar proceeding.

         Beneficiary hereby accepts this Guaranty, and this Guaranty shall constitute notice to Guarantor of such acceptance.





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         All payments under this Guaranty shall be made free and clear of any and all deductions, withholdings and setoffs. All references to the Obligor in this Guarantee shall include (a) Medical Research Group, LLC, whether acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United Sates Code or any successor statute (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding and
(b) any trustee under the Bankruptcy Code, liquidator, sequestrator or receivor of Medical Research Group, LLC or any other Obligor referred to in this sentence of any or their respective properties and (c) any similar person appointed pursuant to any law generally governing insolvency, bankruptcy, reorganization, liquidation or like proceeding and (d) any other person or entity who becomes obligated to perform any of the Obligations for any reason, including without limitation, assignment or assumption of the Obligations or any merger or other reorganization or dissolution of Medical Research Group, LLC.

         2. Nature of Guaranty. This is an unconditional guaranty of the Obligations, including any and all Obligations which are modified, renewed, comprised or restructured from time to time. This Guaranty may not be revoked and shall not otherwise terminate unless and until all of the Obligations have been indefeasibly paid and performed in full. The parties acknowledge and agree that the liability of Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of the Obligor or any other guarantor and a separate action or actions may be brought and prosecuted against any guarantor, whether or not any action is brought or prosecuted against the Obligor or any guarantor or whether the Obligor or any other guarantor is joined in any such action or actions. To the extent that performance of this Guaranty or the Obligations requires the payment of money, this Guaranty shall be construed as a guaranty of payment (and not merely of collection). By this Guaranty the Guarantor guaranties the performance and payment of the Obligations without regard to:

            2.1 the legality, validity or enforceability of the Master Agreement, the Implantable Pump Documents or the Lease or any other document entered into in connection therewith, any of the Obligations or the obligations of Guarantor under this Guaranty;

            2.2 any defense (other than performance), set-off or counterclaim that may at any time be available to the Obligor or Guarantor against the Beneficiary; or

            2.3 any other circumstance whatsoever (with or without notice to or knowledge of Guarantor or the Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligor or Guarantor, in bankruptcy or in any other instance.

         Any payment by the Obligor or any other guarantor or other circumstance that operates to toll any statute of limitations applicable to such party shall also operate to toll the statute of limitations applicable to the Guarantor. When making any demand hereunder (including by commencement or continuance of any legal proceeding), the Beneficiary may, but shall be under no obligation to, make a similar demand on the Obligor and all or any of any other guarantors, and any failure by the Beneficiary to make any such demand shall not relieve Guarantor of his obligations hereunder.

         Beneficiary may bring and prosecute a separate action against Guarantor to enforce its liabilities under this Guaranty, whether or not any action is brought against the





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Obligor or any other person and whether or not the Obligor or any other person is joined in any such action or actions. Nothing shall prohibit Beneficiary from exercising its rights against Guarantor, the Obligor, the security, if any, for the Obligations, and any other persons simultaneously, jointly and/or severally. Guarantor shall be bound by each and every ruling, order and judgment obtained by Beneficiary against the Obligor in respect of the Obligations, whether or not Guarantor is a party to the action or proceeding in which such ruling or judgment is issued or rendered.

         3. Authorization. Guarantor authorizes Beneficiary, without notice to or further assent by Guarantor, and without affecting Guarantor's liability hereunder (regardless of whether any subrogation, reimbursement, indemnification or other similar right that Guarantor may have or any other right or remedy of Guarantor is extinguished or impaired as a result), from time to time to:

            3.1 permit the Obligor to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the Obligations or any part thereof, or otherwise amend the terms and conditions of the Master Agreement, the Implantable Pump Documents or the Lease or any related document or any provision thereof;

            3.2 declare a default in respect of any of the Obligations and exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Beneficiary against the Obligor or Guarantor in respect of any Obligations;

            3.3 foreclose or enforce or realize upon (pursuant to judicial foreclosure, power of sale or any other means) any security for any of the Obligations even though (a) recourse may not thereafter be had against the Obligor for any deficiency or (b) Beneficiary fails to pursue any such recourse which might otherwise be available or by way of deficiency judgment following judicial foreclosure or otherwise;

            3.4 release or settle with the Obligor and/or Guarantor in respect of this Guaranty or the Obligations;

            3.5 accept partial payments on the Obligations and apply any and all payments or recoveries from the Obligor to such of the Obligations as the Beneficiary may elect in its sole discretion, whether or not such Obligations are secured or guaranteed;

            3.6 refund at any time, at Beneficiary's sole discretion, any payments or recoveries received by Beneficiary in respect of any Obligations; and

            3.7 otherwise deal with the Obligor or any other Guarantor as Beneficiary may elect in its sole discretion.

         4. Certain Waivers. Guarantor waives:

            4.1 the right arising under California Civil Code Sections 2845 and 2849 or otherwise to require the Beneficiary to proceed against the Obligor or any other guarantor, to proceed against or exhaust security for the Obligations, or to pursue any other remedy in the Beneficiary's power whatsoever and the right to have





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      property of the Obligor or any other guarantor first applied to the discharge of the Obligations or applied in any particular order;

            4.2 all rights and benefits under Section 2809 of the California Civil Code and any other provision of applicable law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

            4.3 the benefit of any statute of limitations affecting the Obligations or Guarantor's liability hereunder and of Section 359.5 of the California Code of Civil Procedure;

            4.4 any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by Beneficiary.

            4.5 any right to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that Guarantor may now or any time hereafter have against the Obligor or any other Obligor;

            4.6 presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind, including (i) notice of the existence, creation or incurrence of new or additional Obligations, (ii) notice of any action taken or omitted by Beneficiary in reliance hereon,
      (iii) notice of any default by the Obligor in the performance or payment of any of the Obligations (including without limitation under the circumstances contemplated by California Civil Code Section 2808 when such notice might otherwise be required), notice of any default by Guarantor in the performance or payment of obligations under this Guarantee and notice of any other default by the Obligor or Guarantor whatsoever, (iv) notice that any portion of the Obligations is due, (iv) notice of any action against the Obligor or any other Obligor, or any enforcement or other action with respect to any Collateral, or the assertion of any right of Beneficiary hereunder;

            4.7 all defenses that at any time may be available to Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

            4.8 any rights, defenses and other benefits Guarantor may have under
      Section 2810 of the California Civil Code or any other provision of applicable law purporting to limit or eliminate the liability of Guarantor if the Obligor is not liable (as a result of physical disability or otherwise) at the time of the execution of the Master Agreement, the Implantable Pump Documents, the Lease or this Guaranty and/or the incurrence of any other Obligations, or the liability of the Obligor thereafter ceases for any reason other than performance and payment in full of the Obligations.

            4.9 any rights, defenses and other benefits Guarantor may have under
      Section 2839 of the California Civil Code or any other provision of applicable law purporting to exonerate Guarantor for anything other than performance or payment in full of all of the Obligations.





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            4.10 without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849, 2850 or 3433.

         Without limiting the generality of any other provision of this Guaranty, Guarantor waives all rights and defenses arising out of an election of remedies even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Obligations or any of them, has destroyed Guarantor's rights of subrogation and reimbursement against the Obligor by operation of Section 580d of the Code of Civil Procedure or otherwise.

         5. Subrogation; Certain Agreements.

            5.1 GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST THE OBLIGOR AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) GUARANTOR MAY HAVE AGAINST THE OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PERFORMANCE OR ANY PAYMENT HEREUNDER, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PERFORMED OR PAID IN FULL. Without limitation, Guarantor shall exercise no voting rights, shall file no claim, and shall not participate or appear in any bankruptcy or insolvency case involving the Obligor with respect to the Obligations unless and until all the Obligations shall have been performed or paid in full. If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be applied to the Obligations, whether matured, unmatured, absolute or contingent.

            5.2 Guarantor assumes the responsibility for being and keeping himself informed of the financial condition of the Obligor and any other guarantor and of all other circumstances bearing upon the risk of nonpayment of the Obligations that diligent inquiry would reveal, and agrees that Beneficiary shall have no duty to advise Guarantor of information regarding such condition or any such circumstances.

         6. Bankruptcy No Discharge.

            6.1 Without limiting Section 2, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Obligor or any other guarantor, including (i) any discharge of, or bar or stay against enforcing, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by Beneficiary, (ii) any disallowance of all or any portion of Beneficiary's claim for repayment of the Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by Beneficiary to file or enforce a claim against the Obligor or any other guarantor or his estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of the Beneficiary's rights that may occur in any such proceeding,
      (vii) any election by Beneficiary under Section 1111(b)(2) of the





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      Bankruptcy Code, or (viii) any borrowing or grant of a lien under Section
      364 of the Bankruptcy Code. Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to the Obligor and any other guarantor.

            6.2 Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any performance or payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving the Obligor, Guarantor or otherwise, if the proceeds of any collateral are required to be returned by Beneficiary under any such circumstances, or if Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of Guarantor in respect of the amount of the affected payment or application of proceeds (or such lien or collateral).

         7. Subordination.

            7.1 Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of the Obligor to Guarantor ("Subordinated Debt") to the prior performance and payment in full of the Obligations, whether or not such Subordinated Debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this Guaranty. If, whether or not at Beneficiary's request, Guarantor shall receive, prior to performance or payment in full of all Obligations, payment of any sum from the Obligor upon any Subordinated Debt, any such sum shall be received by Guarantor as trustee for Beneficiary and shall forthwith be paid over to Beneficiary on account of the Obligations, without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

            7.2 Guarantor shall file in any bankruptcy or reorganization or similar proceeding in which the filing of claims is required by any provision of applicable law, all claims that Guarantor may have against the Obligor relating to any Subordinated Debt. If Guarantor does not file any such claim, Beneficiary (or its nominee) as attorney-in-fact for Guarantor is hereby authorized to do so in the name of Guarantor. Guarantor agrees that, in connection with any such proceeding, he shall not contest or oppose the treatment of claims of the Beneficiary in any plan of reorganization or otherwise and he shall vote any claims that exist by virtue of this Guaranty or the Subordinated Debt in connection with any plans of reorganization or otherwise, as may be requested by the Beneficiary.

            7.3 Guarantor hereby grants Beneficiary a power of attorney for the purposes set forth in this Section 7. Such power of attorney is coupled with an interest and cannot be revoked.





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         8. Representations and Warranties. Guarantor makes the following representations and warranties, all of which shall survive until termination of this Guaranty pursuant to Section 2.

            8.1 Binding Effect, No Conflict, Etc. This Guaranty has been duly executed and delivered by Guarantor and is the legal, valid and binding obligation of Guarantor, enforceable against him in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereby, do not and will not conflict with, result in a breach of or constitute (or, with the giving of notice or lapse of time, or both, would constitute) a default under, or require the approval or consent of any person or entity (including any governmental entity) pursuant to, any contractual obligation of the Guarantor or violate any provision of applicable law binding on the Guarantor. No approval, consent, permit or other authorization is required by any governmental agency or court in connection with the execution, delivery and performance by the Guarantor of this Guaranty or the consummation of transactions contemplated hereby or to ensure the legality, validity or enforceability hereof or thereof.

            8.2 Financial Benefit. Guarantor hereby acknowledges and warrants that he has derived or expects to derive a financial advantage from the execution and delivery of the Master Agreement, the Implantable Pump Documents and the Lease and that the execution and delivery of this Guaranty is intended to, and does, constitute an inducement to Beneficiary to enter into the those Documents.

            8.3 Review of Documents; Understanding with Respect to Waivers. Guarantor hereby acknowledges that he has copies of and is fully familiar with the Master Agreement, the Implantable Pump Documents and the Lease and each other document entered into by Obligor in connection therewith. Guarantor warrants and agrees that each waiver set forth in this Guaranty is made with Guarantor's full knowledge of its significance and consequences and after opportunity to consult with counsel of its own choosing and that, under the circumstances, each such waiver is reasonable and should not be found contrary to public policy or law.

         9. Expenses. Guarantor shall pay to the Beneficiary any and all costs and expenses (including reasonable attorneys' fees and expenses), that Beneficiary may incur in connection with the exercise or enforcement of any of the rights, powers or remedies of Beneficiary under this Guaranty or applicable law. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at a rate equal to the lesser of (i) the Citibank N.A. prime rate from time to time in effect plus 1% (based on a year of 365 or 366 days, as the case may be), or (ii) the maximum rate allowed by applicable law, from and including the due date to and excluding the date of payment.

         10. Amendments and Other Modifications. No amendment of any provision of this Guaranty (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Beneficiary. Any waiver or consent relating to any provision of this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.





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         11. Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Guaranty are cumulative and are not exclusive of any rights and remedies that may be available to Beneficiary under applicable law or otherwise. No failure or delay on the part of Beneficiary in the exercise of any power, right or remedy under this Guaranty shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

         12. Notices, Etc. All notices and other communications under this Guaranty shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section, all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective or telecopier numbers) indicated on Schedule 13.

         13. Successors and Assigns. This Guaranty and each amendment hereof shall be binding upon and, subject to the next sentence, inure to the benefit of Guarantor, Beneficiary and their respective successors and assigns and the executor, administrator or other personal representative of Guarantor and his heirs and other successors as a result of his death. The benefit of this Guaranty shall automatically pass with any assignment by Beneficiary of the Obligations (or any portion thereof), to the extent of such assignment. In connection with any assignment Beneficiary may disclose to any person or entity all documents and information that Beneficiary has relating to Guarantor and this Guaranty, whether furnished by Obligor, Guarantor or otherwise. Guarantor further agrees that Beneficiary may disclose such documents and information to the Obligor and any other guarantors of the Obligations.

         14. Execution in Counterparts. This Guaranty may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guaranty.

         15. Complete Agreement. This Guaranty, together with the schedule hereto, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement, superseding all prior discussions, negotiations, understandings and agreements.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty as of the date set forth above.




                                        By:   /s/ ALFRED E. MANN
                                            -------------------------------
                                                  Alfred E. Mann


















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